Exhibit 10.7

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2014 (the “Effective Date”), by and between G1 Therapeutics, Inc., a Delaware corporation (the “Company”) and Gregory Mossinghoff (the “Consultant”).

WITNESSETH:

WHEREAS, the Company desires to engage Consultant to provide certain advisory services on an independent contractor basis as outlined below, and Consultant wishes to provide such services to Company; and

WHEREAS, the Company and Consultant desire to establish and document the terms and conditions of such consulting relationship between them.

NOW, THEREFORE, in consideration of the mutual promises and obligations of the parties set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Consultant; Services. Company appoints Consultant and Consultant hereby accepts appointment as an independent contractor to perform consulting and advisory services in the areas of financial management, strategic planning, and business development as may be requested by the Company (the “Services”).

2. Term; Termination. This Agreement will be effective as of the Effective Date and will continue in effect for a period of one (1) year unless sooner terminated as provided below (the “Term”). Following the initial term of this Agreement, the parties may agree in writing to extend the Term or may enter into a new agreement if desired. This Agreement may be terminated by either party upon sixty (60) days’ written notice to the other party (or sooner upon the parties’ mutual written consent). This Agreement may also be terminated by Company immediately upon written notice if Consultant is unable, refuses or fails to perform the Services in a timely and professional manner, subject to the allotted time commitment, or by either party based on the other party’s material failure to comply with the obligations set forth in this Agreement unless cured within ten (10) days of receipt of written notice. Upon termination of this Agreement for any reason, the Company will pay all unpaid consulting fees (as described below) through the effective date of termination.

3. Duties of Consultant. During the Term, Consultant will be expected to devote a reasonable amount of time to the provision of the Services. Consultant and Company anticipate that Consultant’s services for the Company will require at least three (3) days per week of his regular working time. Consultant agrees to faithfully, diligently, competently, and to the best of his ability within the allotted time commitment perform the Services, provided that Consultant will at all times retain sole and absolute discretion and judgment in the manner and means of carrying out the Services. Consultant will be responsible for his expenses incurred in connection with the performance of the services described herein, including, without limitation, the costs and expenses of any insurance, office space, and supplies, as well as any applicable taxes, withholdings, contributions, fees or charges levied or required by any governmental entity as a result of Consultant’s performance of the Services, provided, however, that if Consultant is required to travel in order to perform the Services, the Company will reimburse Consultant for such reasonable travel expenses incurred by Consultant provided that such expenses are approved in advance by the Chief Executive Officer of the Company or his designee, and provided further that Consultant presents a detailed and itemized account of such expenses along with proper documentation as the Company may request. Consultant will obtain and maintain all licenses, permits and approvals necessary to perform the Services.

4. Services for Others. Consultant will be free to perform consulting services for other persons and entities during the Term, provided that performance of such services does not interfere with Consultant’s performance of the Services under this Agreement, and provided further that Consultant will comply with Sections 10 and 11 of this Agreement with respect to his services for or on behalf of other persons and entities. If, during the Term, Consultant undertakes to provide consulting services for any third party engaged in the Business of the Company (as defined below), Consultant will immediately provide notice to the Company of such engagement. Such notice must identify the party for whom Consultant has been engaged and provide a description of the services Consultant will provide. As used herein, the “Business of the Company” means the discovery, development and commercialization of pharmaceutical products that are CDK4/6 inhibitors for chemoprotection, renalprotection, or radioprotection activity, or also for anti-neoplastic activity.

5. Compensation of Consultant. As compensation for the performance of the Services, the Company will pay Consultant a consulting fee of Ten Thousand Dollars ($10,000) per month throughout the Term, prorated for any partial months. Consultant will submit a monthly invoice to the Company describing the work performed in the month, and the Company will pay the monthly fee within thirty (30) days following Consultant’s submission of the invoice.

6. Stock Options. Subject to approval by the Company’s Board of Directors, the Company will grant Consultant non-qualified stock options to purchase 171,900 shares of the Company’s common stock (currently representing 0.7% of the Company’s total outstanding shares of common stock, determined on a fully-diluted, as-converted into common stock basis) (the “Options”). The Options will vest in four (4) equal installments at the conclusion of each three-month anniversary of the date hereof. The Options will be granted pursuant and subject to the terms and conditions of the Company’s 2011 Equity Incentive Plan and any separate stock option agreement between the Company and Consultant.

7. Independent Contractor Status of Consultant.

(a) Consultant’s legal status is an independent contractor of Company. Nothing in this Agreement makes Consultant the agent, partner, joint venturer, employee or legal representative of Company for any purpose whatsoever; nor shall Consultant hold himself out as such. Consultant will have no authority to bind Company in any manner or for any purpose.

(b) Consultant (and any employees or agents of Consultant) will not be employees of Company for any purpose, including for purposes of the Fair Labor Standards Act’s minimum wage and overtime provisions, nor any other provision of federal, state, or local law applicable to employees. Further, Consultant understands and agrees that he (and any employees or agents of Consultant) will not be entitled to any employment benefits that may be made available by the

Company to its employees, including but not limited to vacation pay, sick leave, retirement benefits, social security, workers’ compensation, health or disability benefits, and unemployment insurance benefits.

(c) Consultant acknowledges that he has not relied on any statements or representations by the Company or its attorneys with respect to the tax treatment of any compensation due under this Agreement. Consultant understands that the Company will not be responsible for withholding or paying any federal or state income, social security or other taxes in connection with any compensation paid under this Agreement, and Consultant agrees that he is solely responsible for any such tax payments.

8. Representations. Consultant hereby represents and warrants to Company that (a) Consultant is free to enter into this Agreement with Company and to perform the Services described herein; (b) the execution of this Agreement and the performance of the Services by Consultant will not result in the breach of any express or implied, oral or written, contract or agreement, to which Consultant is bound (including, without limitation, any non-competition agreement with a current or prior employer); and (c) the execution of this Agreement and the performance of the Services will not at any time interfere with or violate any third party rights (including, without limitation, the use, disclosure, misappropriation, or infringement of any confidential information, proprietary rights or intellectual property belonging to any other person or entity).

9. Indemnification. Consultant agrees to indemnify and hold Company harmless from and against any and all third party liabilities, claims, causes of action, losses, costs, fees (including, without limitation, attorneys’ fees), expenses, damages and penalties arising out of or relating to the acts or omissions of Consultant or its agents in performing Consultant’s obligations under this Agreement (including, without limitation, any negligence or intentional misconduct in performing the Services, any breach of any representation or warranty contained in this Agreement, or any breach of any other provision of this Agreement by Consultant).

10. Ownership of Intellectual Property.

(a) Consultant will immediately and fully disclose in writing to the Company all intellectual property and other proprietary information, including without limitation, all inventions, methods, processes, innovations, discoveries, developments, ideas, technologies, computer code and programs, macros, trade secrets, know-how, formulae, designs, patterns, marks, names, improvements, industrial designs, mask works, works of authorship, technical materials relating to the business of the Company conceived or developed by the Consultant during the Term (collectively, “Intellectual Property”) whether or not any such Intellectual Property is patentable, copyrightable, or otherwise protectable. Notwithstanding the foregoing, this Agreement shall not be construed to apply to, and shall not create any assignment of, any Intellectual Property of Consultant that Consultant developed entirely on his own time without using the Company’s equipment, facilities, or trade secret information, except for Intellectual Property that results from any work performed by the Consultant for the Company.

(b) Consultant does hereby, and will from time to time immediately upon the conception or development of any Intellectual Property in the course of Consultant’s engagement with the Company assign to the Company all of his right, title and interest in and to all such Intellectual Property (whether or not patentable, registrable, recordable or protectable by copyright and regardless of whether the Company pursues any of the foregoing). If any Intellectual Property falls within the definition of “work made for hire,” as such term is defined in 17 U.S.C. § 101, such Intellectual Property will be considered “work made for hire,” and the copyright of such Intellectual Property will be owned solely and exclusively by the Company. If any Intellectual Property does not fall within such definition of “work made for hire”, then the right, title, and interest in and to such Intellectual Property of Consultant will be assigned to the Company pursuant to the first sentence of this Section 10(b).

(c) Consultant will execute and deliver any assignment instruments and do all other things reasonably requested by the Company (both during and after Consultant’s engagement with the Company) in order to more fully vest in the Company sole and exclusive right, title, and interest in and to all Intellectual Property. Consultant agrees to cooperate with and provide reasonable assistance to the Company in the preparation of applications for letters patent, copyright, and other forms of protection for Intellectual Property, including but not limited to the execution and delivery of any instruments reasonably requested by the Company (both during and after Consultant’s engagement with the Company), in order to protect the Company’s interest in and to all Intellectual Property. If the Company is unable for any reason to secure Consultant’s signature on any lawful and necessary document required to apply for or execute any patent, trademark, copyright or other applications with respect to any Intellectual Property (including renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints the Company and its then current Chief Executive Officer as Consultant’s agent and attorney-in-fact to act for and in behalf and instead of Consultant, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, trademarks, copyrights or other rights thereon with the same legal force and effect as if executed by Consultant.

11. Confidential Information.

(a) Consultant acknowledges that during his engagement with Company he will have access to certain highly-sensitive, confidential, and proprietary information belonging to the Company or third parties who may have furnished such information under obligations of confidentiality, relating to and used in the Company’s business (collectively, “Confidential Information”). Consultant acknowledges that, unless otherwise available to the public, Confidential Information includes, but is not limited to, the following categories of information and material, including all copies, notes, or other reproductions or replicas thereof: financial statements and information; budgets, forecasts, and projections; business and strategic plans; marketing, sales, and distribution strategies; research and development projects; records relating to any intellectual property developed by, owned by, controlled, licensed, or maintained by the Company; information related to the Company’s inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes; customer lists; non-public information relating to the Company’s customers, suppliers, employees, distributors, or investors; the specific terms of the Company’s agreements or arrangements, whether oral or written, with any customer, supplier, vendor, or contractor with which the Company may be associated from time to time; and any and all information relating to the operation of the Company’s business which the Company may from time to time designate as confidential or proprietary or that Consultant reasonably knows should be, or has been, treated by the Company as confidential or proprietary. Confidential Information encompasses all formats in which information is preserved, whether electronic, print, or any other form, including all originals, copies, notes, or other reproductions or replicas thereof.

(b) Confidential Information does not include any information that: (i) at the time of disclosure is generally known to, or readily ascertainable by, the public; (ii) becomes known to the public through no fault of Consultant or other violation of this Agreement; or (iii) is disclosed to Consultant by a third party under no obligation to maintain the confidentiality of the information.

(c) Consultant agrees that he will maintain the confidentiality of the Confidential Information at all times during and following the Term and will not, directly or indirectly, use or disclose any Confidential Information for any purpose other than to the extent necessary to perform the Services.

(d) The restrictions in Section 11(c) above will not apply to any information that Consultant is required to disclose by law, provided that the Consultant (i) notifies the Company of the existence and terms of such obligation, (ii) gives the Company a reasonable opportunity to seek a protective or similar order to prevent or limit such disclosure, and (iii) only discloses that information actually required to be disclosed.

12. Return of Property. Upon termination of Consultant’s engagement with the Company for any reason, or at any time upon request of the Company, Consultant will promptly deliver to the Company all Confidential Information in any form along with all personal property belonging to the Company that is in Consultant’s possession, custody, or control, including, without limitation, all files, memoranda, designs, correspondence, manuals, programs, data, records, notes, notebooks, reports, papers, equipment, computer software, proposals, or any other file, material, document or possession (whether in hard copy or any electronic format), however obtained, along with any reproductions or copies.

13. Remedies. Consultant acknowledges and agrees that the breach or threatened breach of Sections 10, 11, and/or 12 of this Agreement may result in immediate and irreparable injury to Company, which injury may not be subject to redress by monetary damages. Accordingly, Consultant agrees that Company is entitled to enforce this Agreement by seeking a temporary restraining order, preliminary and permanent injunction and/or any other appropriate equitable relief to prevent or retrain such breach. Nothing in this Section prohibits the Company from pursuing any other remedies available to it in law or equity, including but not limited to the recovery of monetary damages. The Company will be entitled to recover its costs incurred in connection with any action to enforce Sections 10, 11, and/or 12 of this Agreement, including reasonable attorneys’ fees and expenses, to the maximum extent permitted by law.

14. Benefit; Assignment. The rights, duties and obligations of the parties under this Agreement shall inure to the benefit and shall be binding upon their respective successors and permitted assigns. Neither this Agreement nor the respective rights, duties, obligations and responsibilities of Consultant under this Agreement may be assigned or transferred, in whole or in part, by Consultant to any other person, association, organization, company or other entity (including subcontractors) without the prior written consent of Company.

15. Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina, without regard to that body of law known as choice of law. Any litigation arising out of or related to this Agreement will be brought exclusively in any state or federal court in Durham County, North Carolina. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.

16. Miscellaneous.

(a) The provisions of Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, and 16 will survive the termination of this Agreement for any reason.

(b) Should any provision of this Agreement or the application thereof, to any extent, be held invalid or unenforceable, the remainder of this Agreement and the application thereof, other than those provisions held invalid or unenforceable, shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

(c) No waiver by either party of any breach of this Agreement shall be construed as a waiver of any succeeding breach of this Agreement.

(d) This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Agreement.

(e) This Agreement represents the entire and integrated agreement between the parties and supersedes all prior negotiations, representations or agreements, either written or oral regarding the subject matter thereof.

(f) This Agreement may be amended only by a written instrument signed by both Company and Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

CONSULTANT:	COMPANY:
G1 THERAPEUTICS, INC.:

/s/ Gregory Mossinghoff	By:	/s/ Mark Velleca
GREGORY MOSSINGHOFF	Name:	Mark Velleca
	Title:	CEO